Exhibit 10.2

DELAYED DRAW TERM PROMISSORY NOTE

Loan No. 200527

Dated as of September 3, 2020

(the “Effective Date”)

FOR VALUE RECEIVED, the undersigned Green Plains Wood River LLC, a Delaware limited liability company, and Green Plains Shenandoah LLC, a Delaware limited liability company (together, “Borrowers”), jointly and severally, hereby promise to pay to the order of MetLife Real Estate Lending LLC, a Delaware limited liability company (together with any future holder, “Lender”), at 10801 Mastin Boulevard, Suite 700, Overland Park, Kansas 66210, or such other address as the holder of this Note may designate, the principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00), together with interest on the unpaid portion of said principal amount from the date of the advance of the proceeds hereof, at the interest rate set forth herein until repaid. This Delayed Draw Term Promissory Note (this “Note”) is executed pursuant to the terms of that certain Loan Agreement dated as of even date herewith between Borrowers and Lender as supplemented, amended, restated or modified from time to time (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meaning given them in the Loan Agreement.

1. Disbursements.  Loan advances will be disbursed not more frequently than once every thirty (30) days, commencing within ninety (90) days of the Effective Date and ending eighteen (18) months after the Effective Date or until the total amount of the Loan is disbursed (the “Availability Period”), in amounts not smaller than $10,000,000 and multiples of $1,000,000. Borrowers agree to provide Lender a minimum of ten (10) days’ notice prior to when funding is desired. Once the total amount of this Note is disbursed no re-advances or re-borrowings are permitted.

Loan Advances will be limited to the “As Is” value contained in the Appraisals, until an Appraisal update confirming the as-completed appraised value of the Facilities is completed. Prior to any disbursement on this Note,  Borrowers will deliver to the  Lender (i) a receipt of lien waivers satisfactory to the title company of the Lenders choosing, and (ii) title insurance endorsements satisfactory to the Lender.

2. Interest. Subject to the Overdue Interest Rate (as defined below), the outstanding balance of this Note shall bear interest, beginning from the date of this Note, and continuing until the loan is repaid in full, at the rate of five and two hundredths percent (5.02%) per annum.

3. Interest Rate Premium.  The Interest Rate Premium (“IRP”) will be added to the interest rate established in Section 2 and will be adjusted as per the grid below. The applicable IRP will be calculated on a quarterly basis based upon leverage  shown on the Borrowers’ consolidated financial statements to be calculated as Total Funded Debt, (“TFD”)/rolling four (4) quarters (“R4Q”) EBITDA:

Levels	TFD/EBITDA	BPS
I	Below 3.00:1.00	0
II	From 3.00:1.00, but less than 3.50:1.00	50
III	From 3.50:1.00, but less than 4.25:1.00	75
IV	Above 4.25:1.00, but less than 5.00:1.00	100
V	Above 5.00:1.00 (or negative)	150

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The IRP will be subject to adjustment on the first (1st) day of each quarter throughout the term of the Note (each an “IRP Adjustment Date”), based on the leverage noted in the latest compliance certificate; except that during the Availability Period the IRP shall be 150bps. The Availability Period will end at the earliest of the full disbursement of the Loan or 18 months from the Effective Date. Lender shall notify Borrowers in writing of the adjusted IRP not later than ten (10) days following said IRP Adjustment Date. The adjusted IRP shall be effective as of the first day of the then current quarter.

4. Payments. Payments shall be made to Lender under this Note as follows:

Beginning on October 1, 2020, and continuing quarterly on the first (1st) day of each fiscal quarter thereafter for a period of twenty-four (24) months from the Effective Date, Borrowers shall pay interest on the outstanding principal balance of this Note accrued from the Effective Date through the last day of the month in which the Effective Date occurs.

Beginning twenty-four (24) months from the Effective Date, and on the first (1st) day of each fiscal quarter thereafter to September 1, 2035 (“Maturity Date”), Borrowers shall make quarterly fixed principal payments in an amount equal to 0.5% of the amount of this Note (the “Scheduled Principal Payments”), plus interest.

All outstanding principal and interest remaining after the payments set forth above, shall be due and payable on the Maturity Date.

5. Unused Commitment Fee. Borrower will pay a fee of .50% beginning on October 1, 2020, and continuing quarterly on the first (1st) day of each fiscal quarter thereafter during the Availability Period, on the aggregate unused amount of the Note up to and prior to Final Disbursement, which will accrue on a basis of an actual/360 day year.

6. Prepayment. Borrowers shall have no right or privilege to prepay all or any portion of the indebtedness evidenced by this Note except as set forth in this Section 6. Commencing forty-eight (48) months after the Effective Date, Borrowers may prepay, in each calendar year until the Maturity Date, up to ten percent (10%) of the original principal balance of this Note (including the Scheduled Principal Payment), only by paying, in addition to the principal so prepaid, all accrued and unpaid interest on the unpaid principal balance of this Note to the date of prepayment and all amounts due under this Note and/or the other Loan Documents. Any principal amounts prepaid in excess of the 10% permitted in this Section 6,  will require all accrued and unpaid interest on the unpaid principal balance of this Note to the date of prepayment and all amounts due under this Note and/or the other Loan Documents and the Prepayment Premium (as defined below).  Borrowers’ right to prepay is conditioned upon the receipt by Lender from Borrowers of at least thirty (30) days prior written notice or prepayment. Such notice shall specify the date (also referred to as the “Prepayment Date”) upon which Borrowers shall prepay this Note, and may not be less than thirty (30) days nor more than sixty (60) days from the date of the Prepayment Notice.

The Prepayment Premium (as defined below) shall be determined by Lender as of 12:00 p.m., New York time, on the fifth (5th) business day prior to the Prepayment Date. Such Prepayment Premium, as calculated by Lender, will be binding upon Borrowers, absent manifest error. Promptly upon such determination Lender shall notify Borrowers in writing of the amount of such Prepayment Premium, setting forth in reasonable detail the computation thereof.

DELAYED DRAW TERM PROMISSORY NOTE

The term “Prepayment Premium” shall mean an amount determined by:

(a)  identifying all unpaid principal and interest payments required under this Note through and including the Maturity Date prior to the application of the principal being prepaid (each such payment being referred to herein as a “Payment”);

(b)  discounting such Payments from their scheduled payment dates back to the Prepayment Date utilizing the Discount Rate (as defined below) corresponding to each Payment; and

(c)  calculating the sum of the discounted Payments, and subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) and accrued interest as of the Prepayment Date; and

(d) multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the Prepayment Date (prior to application of the principal being prepaid).

 The term “Discount Rate”  means a discount rate applied to the applicable Payment equal to the sum of fifty basis points (0.50%) plus the yield which shall be imputed, by linear interpolation, from the current yield of those United States Treasury Notes having maturities as close as practicable to the scheduled payment date of each Payment, as reported by BloombergBusiness® or any comparable recognized financial market reporting source five (5) business days prior to the Prepayment Date, converted to an annualized yield which reflects the frequency of the interest payments made during a calendar year. The determination by Lender of the applicable Treasury Rate shall be conclusive and binding upon Borrowers absent manifest error.

Prepayments shall not relieve Borrowers from making the regularly scheduled principal and interest payments on this Note. No other prepayments shall be permitted, unless expressly provided for in the following sentence. Notwithstanding the preceding provision of this Section, Borrowers may prepay, without premium, the outstanding principal balance of this Note, in whole but not in part, plus interest accrued to the date of prepayment on the principal amount prepaid, during the twelve (12) month period immediately prior to the Maturity Date, if being refinanced with Lender. Otherwise, Borrowers may prepay, without premium, the outstanding principal balance of this Note, in whole but not in part, plus interest accrued to the date of prepayment on the principal amount prepaid, during the three (3) month period immediately prior to the Maturity Date.

7. Prepayment Following Acceleration. Borrowers expressly waive any right to prepay the indebtedness evidenced hereby, except as specifically provided in Section 6. Therefore, if the maturity of this Note is accelerated by reason of any default under this Note or under any other document executed in connection with this Note, Borrowers recognize and agree that any prepayment of the indebtedness evidenced hereby resulting from such default (including without limitation, prepayments resulting from foreclosure of the Deed of Trust/Mortgage shall constitute a breach of the restrictions on prepayment set forth herein and will result in damages to Lender due to Lender’s failure to receive the benefit of its investment as contracted for in this Note. Further, Borrowers recognize that it is extremely difficult and impractical to ascertain the extent of such damages. Accordingly, in the event the maturity of this Note is accelerated by reason of any default hereunder or under any other Loan Document, Borrowers agree to pay to Lender, in addition to all other amounts due, the Prepayment Premium described above. The undersigned

DELAYED DRAW TERM PROMISSORY NOTE

agrees that the Prepayment Premium represents the reasonable estimate of Lender and the undersigned of a fair average compensation for the loss that may be sustained by Lender due to the prepayment of any of the principal balance prior to the Maturity Date; the Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided for in the other documents executed in connection with this Note; and Lender shall not be obligated to actually reinvest the prepayment amount in any Treasury Note or other specific obligations as a condition to receiving the Prepayment Premium.

8. Calculation of Interest/Application of Payments. All interest on any indebtedness evidenced by this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months. Interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable per annum rate, dividing the product so obtained by 360, and multiplying the result by the actual number of days elapsed. Calculating interest for partial months on the basis of a 360-day year results in more interest than if a 365-day year were used. All payments received shall, at Lender’s option, be applied to interest, to the reduction of unpaid principal, or to payment of other sums due under this Note or any instrument securing this Note. At Lender’s option, any amounts becoming due hereunder or under any other Loan Document may be added to the principal balance of this Note and shall bear interest as provided herein.

9. Security This Note is issued pursuant to and entitled to the benefits of the Loan Agreement, the terms and provisions of which are hereby incorporated by reference and made a part of the terms of this Note. The Note is secured by and entitled to the benefits of (i) that certain Deed of Trust/Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated of even date herewith, made by Borrowers, as grantors, and (ii) other related security instruments to each of which reference is hereby made for a description of the collateral or obligations covered thereby and the rights and benefits afforded thereby to the holder of the Note. The Note is also guaranteed by a Loan Guaranty Agreement from Green Plains Inc., an Iowa corporation.

10. Costs and Expenses. In addition to the provisions of Section 8.6 of the Loan Agreement, Borrowers agree to pay all costs and expenses which may be incurred by Lender with respect to a default under this Note, including without limitation all costs and expenses of investigating the same and circumstances and events surrounding or relating thereto, fees charged by and expenses of professional consultants and advisers, including attorneys and accountants, costs of searching records, obtaining title reports, title insurance, trustee’s fees, and all other reasonable expenses incurred by Lender that are necessary at any time in Lender’s opinion for the protection of its interest and the enforcement of its rights. Attorneys’ fees shall include costs and expenses of legal advice with respect to the event of default, rights and remedies, negotiations with Borrowers and any other parties in interest, such as guarantors, other encumbrancers, receivers, trustees and the like, and attorneys’ fees and expenses with respect to any action which Lender may commence or in which it might appear, whether for the purpose of protecting or preserving Lender’s rights or to realize upon the lien of any security interest upon real or personal property, or both, by foreclosure or otherwise, and all attorneys’ fees and expenses in any review of or appeal from any such action and any other proceeding, including any bankruptcy or arbitration proceeding.

11. Overdue Interest Rate. If any part of the principal or interest is not paid when due, the unpaid installment or payment shall bear interest thereafter at an annual rate of five percent (5%) per annum plus the IRP at Level V above the interest rate otherwise in effect under this Note, but in no event higher

DELAYED DRAW TERM PROMISSORY NOTE

than the maximum rate allowed under the laws of the State of Iowa applicable to this Note, if any (the “Overdue Interest Rate”).

12. Interest Limitation. In the event the interest provisions hereof or any exaction provided for herein shall result for any reason and at any time during the term of this Note in an effective rate of interest which transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of this Note shall accept such extra payment or payments as a premium‑free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to Borrowers. In no event shall any agreed‑to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or Borrowers in the jurisdictions in which the real property collateral or any other security for payment of this Note is located for the use or detention of money or for forbearance in seeking its collection.

13. Actions by Lender. Any forbearance or delay by Lender in exercising any right or remedy under this Note, the Deed of Trust/Mortgage, the Loan Agreement, or any other Loan Document or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment or in an amount which is less than the required payment shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrowers’ obligations under this Note shall not constitute any election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

14. Loss, Theft or Destruction of Note. In the event of the loss, theft or destruction of this Note, upon Borrowers’ receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrowers by the holder hereof or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by holder to Borrowers,  Borrowers shall execute and deliver to holder a new note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

15. Miscellaneous. All obligations under this Note shall be the joint and several obligations of each of the individuals and entities comprising each of the Borrowers. This Note shall bind the heirs, personal representatives, successors and assigns of Borrowers. The endorsers, guarantors, and sureties of this Note and each of them hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against endorsers, guarantors, and sureties is expressly waived by each and all of the said parties. This Note, and the documents executed in connection

DELAYED DRAW TERM PROMISSORY NOTE

with this Note, may be transferred, assigned or hypothecated by Lender without the prior consent of the undersigned.
16. Business Purposes. This Loan is a loan for business purposes and the proceeds hereof shall not be used primarily for personal, family, or household purposes.
17. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Iowa.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed by its duly authorized signatory, and to be dated as of the day and year first written above.

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DELAYED DRAW TERM PROMISSORY NOTE

BORROWERS:

Green Plains Wood River LLC

a Delaware limited liability company

By: Green Plains Inc., an Iowa corporation, sole Member of Green Plains Wood River LLC
/s/ Patrich Simpkins
Name: Patrich Simpkins
Title: Chief Financial Officer

Green Plains Shenandoah LLC

a Delaware limited liability company

By: Green Plains Inc., an Iowa corporation, sole Member of Green Plains Shenandoah LLC
/s/ Patrich Simpkins
Name: Patrich Simpkins
Title: Chief Financial Officer

[Signature page to Delayed Draw Term Promissory Note]

DELAYED DRAW TERM PROMISSORY NOTE